Exhibit 1

Joint Filing Agreement

In connection with the beneficial ownership of shares of common stock, no par value, of Churchill Downs Incorporated, (i) The Duchossois Group, Inc., an Illinois corporation (“TDG”), (ii) Richard L. Duchossois, (iii) Craig J. Duchossois, and (iv) Spring Creek Investors II LLC, a Delaware limited liability company (“SCI”), hereby agree to the joint filing on behalf of such persons of all filings, including the filing of a Schedule 13D and all amendments thereto under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), required under the Exchange Act pursuant to which joint filing statements are permitted.

IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be executed as of November 19, 2015.

Date: November 19, 2015	THE DUCHOSSOIS GROUP, INC.

	By:	/s/ Eric A. Reeves
		Name:	Eric A. Reeves
		Title:	Vice President and General Counsel

Date: November 19, 2015	/s/ Richard L. Duchossois
Richard L. Duchossois

Date: November 19, 2015	/s/ Craig J. Duchossois
Craig J. Duchossois

Date: November 19, 2015	SPRING CREEK INVESTORS II LLC

	By:	/s/ Eric A. Reeves
		Name:	Eric A. Reeves
		Title:	Secretary

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